Exhibit 99.1

PRESS RELEASE

Contact: Physicians Realty Trust John T. Thomas President and CEO (214) 549-6611 jtt@docreit.com Jeffrey N. Theiler Executive Vice President and CFO (414) 367-5610 jnt@docreit.com

Physicians Realty Trust Reports First Quarter 2021 Financial Results

Announces $0.08 Net Income per Share and $0.27 Normalized FFO per Share for the First Quarter of 2021

First Quarter and Recent Highlights:

•Reported first quarter 2021 total revenue of $113.3 million, an increase of 5.5% over the prior year period.
•Generated first quarter net income per share of $0.08 on a fully diluted basis compared to net income per share of $0.07 on a fully diluted basis in the same period last year.
•Generated first quarter Normalized Funds From Operations (Normalized FFO) of $0.27 per share on a fully diluted basis compared to $0.26 per share for the same period last year.
•New investments and development commitments of $16.3 million during the first quarter.
•First quarter MOB Same-Store Cash Net Operating Income growth was 2.4% year-over-year.
•Declared a quarterly dividend of $0.23 per share and OP Unit for the first quarter 2021, paid April 16, 2021.
•Sold 2,887,296 common shares pursuant to the ATM program at a weighted average price of $18.32 during the first quarter 2021, resulting in net proceeds of approximately $52.4 million.

Milwaukee, WI - May 5, 2021 - Physicians Realty Trust (NYSE: DOC) (the “Company,” the “Trust,” “we,” “our” and “us”), a self-managed health care real estate investment trust, today announced results for the first quarter ended March 31, 2021.

John T. Thomas, President and Chief Executive Officer of the Trust, commented, “We are off to a very good start in 2021, with excellent operating results and substantially all of our providers back to pre-pandemic volumes and performance, with many of them providing vaccine locations in our facilities. As we progress through 2021, we continue to see many off-market opportunities to Invest in Better® through acquisitions and financing new development for growth. In addition to the recently closed $35 million Adventist Wesley Chapel facility in Tampa, we have over $160 million of LOIs in various stages of negotiations.

“We are very proud to announce we have earned the 2021 ENERGY STAR® Partner of the Year Award. This award is a testament to our dedication to ESG, and we plan to continue implementing best practices across our portfolio. We will be publishing our second annual ESG report in June 2021 and are excited to share our ESG performance within that report. We look forward to discussing first quarter performance during today’s conference call,” Mr. Thomas concluded.

First Quarter Financial Results

Total revenue for the first quarter ended March 31, 2021 was $113.3 million, an increase of 5.5% from the first quarter 2020. As of March 31, 2021, the portfolio was 96% leased.

Total expenses for the first quarter 2021 were $95.1 million, compared to total expenses of $92.3 million for the first quarter 2020.

Net income for the first quarter 2021 was $17.8 million, compared to net income of $15.0 million for the first quarter 2020.

Net income attributable to common shareholders for the first quarter 2021 was $17.2 million. Diluted earnings per share for the first quarter 2021 was $0.08 based on approximately 217.3 million weighted average common shares and operating partnership units (OP Units) outstanding.

Funds From Operations (FFO) for the first quarter 2021 consisted of net income plus depreciation and amortization on our consolidated portfolio of $37.9 million and our unconsolidated joint ventures of $2.2 million and an insignificant loss on the sale of an investment property. This was partially offset by $0.2 million of other adjustments, resulting in $0.27 per share on a fully diluted basis. Normalized FFO had no additional adjustments and was also $57.7 million, or $0.27 per share on a fully diluted basis.

Normalized Funds Available for Distribution (FAD) for the first quarter 2021, which consists of normalized FFO adjusted for non-cash share compensation, straight-line rent adjustments, amortization of acquired above-market and below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, recurring capital expenditures, loan reserve adjustments, and our share of adjustments from unconsolidated investments was $54.5 million.

Our Medical Office Building (MOB) Same-Store portfolio, which includes 247 properties representing approximately 93% of our consolidated leasable square footage, generated year-over-year MOB Same-Store Cash Net Operating Income (Cash NOI) growth of 2.4% for the first quarter 2021.

Other Recent Events

First Quarter Investment Activity

Since our February 25, 2021 press release and through March 31, 2021, the Company closed on a construction loan agreement related to the development of the TOPA Hillwood MOB in Fort Worth, Texas. This 20,220 square foot off-campus cancer center is 100% pre-leased to Physician Reliance, a subsidiary of U.S. Oncology/McKesson (Moody’s: Baa2), for a 10-year term commencing upon the expected completion of construction in 2022. The loan has a total capacity of $10.5 million, with $2.6 million funded through March 31, 2021, and yields interest at a rate of 6.0%. Upon receipt of the certificate of occupancy, the Company will have an option to purchase the asset at a 6.2% capitalization rate. The Company also paid $0.3 million of additional purchase consideration under an earn-out agreement.

First Quarter Disposition Activity

During the first quarter 2021, the Company completed the disposition of one property from our original legacy portfolio located in Michigan for approximately $0.5 million, recognizing an insignificant loss on the sale.

First Quarter Capital Activity

During the first quarter 2021, the Company issued 2,887,296 shares pursuant to its ATM program at a weighted average price of $18.32 for net proceeds of $52.4 million.

On January 4, 2021, 116,110 Series A Preferred Units of the Operating Partnership issued in connection with the January 9, 2018 acquisition of the HealthEast Clinic & Specialty Center were redeemed for a total value of $25.3 million. Following this redemption, there are no longer any Series A Preferred Units outstanding.

Other Recent Activity

Since March 31, 2021, the Company has closed on the acquisition of a newly completed medical office facility and a medical condominium unit for an aggregate purchase price of approximately $36.2 million.

AdventHealth Wesley Chapel MOB II - On April 21, 2021, the Company closed on the acquisition of a newly completed 96,768 square foot medical office facility located in Wesley Chapel, Florida for a purchase price of approximately $35.3 million. The property is currently 92% leased with a weighted average lease term of 12 years. The building is anchored by the obligated investment grade tenancy of AdventHealth (S&P: ‘AA’) and Moffitt Cancer Center (S&P: ‘A-’), leasing 79% of the property in total. The first year unlevered yield on this investment is expected to be approximately 5.4%.

Atlanta Medical Condominium Investment - On April 7, 2021, the Company closed on the acquisition of a medical condominium unit located in an Atlanta “Pill Hill” MOB at a price of approximately $0.9 million. With this acquisition, the units purchased by the Company represent 26% of the building square footage and are 94% occupied. The property is 105,000 square feet and consists of additional condos that the Company intends to evaluate for investment in the future.

Dividend Paid

On March 19, 2021, our Board of Trustees authorized and declared a cash distribution of $0.23 per common share and OP Unit for the quarterly period ended March 31, 2021. The dividend was paid on April 16, 2021 to common shareholders and OP Unit holders of record as of the close of business on April 2, 2021.

2021 ENERGY STAR® Partner Of The Year Award

The Company is proud to announce it has earned the 2021 ENERGY STAR® Partner of the Year Award from the U.S. Environmental Protection Agency (EPA) and the U.S. Department of Energy. “This recognition is a testament to the long-time commitment we have made to elevating Environmental, Social, and Governance (ESG) principles across all facets of our business,” said John Thomas, President and Chief Executive Officer of the Trust. Earning an ENERGY STAR Partner of the Year Award distinguishes corporate energy management programs and is the highest level of EPA recognition. Partners must perform at a superior level of energy management, demonstrate best practices across the organization, prove organization-wide energy savings, and communicate the benefits of ENERGY STAR. As an ENERGY STAR partner since 2014, the Company has made an ongoing and long-term commitment to incorporate better environmental impact principles into our business thoughtfully and responsibly.

Conference Call Information

The Company has scheduled a conference call on Wednesday, May 5, 2021, at 2:00 p.m. ET to discuss its financial performance and operating results for the first quarter ended March 31, 2021. The conference call can be accessed by dialing (877) 407-0784 from within the U.S. or (201) 689-8560 for international callers. Participants can reference the Physicians Realty Trust First Quarter Earnings Call or passcode: 13717583. The conference call also will be available via a live listen-only webcast and can be accessed through the Investor Relations section of the Company’s website, www.docreit.com. A replay of the conference call will be available beginning May 5, 2021, at 5:00 p.m. ET until June 5, 2021, at 11:59 p.m. ET, by dialing (844) 512-2921 (U.S.) or (412) 317-6671 (International); passcode: 13717583. A replay of the webcast also will be accessible on the Investor Relations website for one year following the event. Beginning May 5, 2021, the Company’s supplemental information package for the first quarter 2021 will be accessible through the Investor Relations section of the Company’s website under the “Supplemental” tab.

About Physicians Realty Trust

Physicians Realty Trust is a self-managed health care real estate company organized to acquire, selectively develop, own and manage health care properties that are leased to physicians, hospitals and health care delivery systems. The Company invests in real estate that is integral to providing high quality health care. The Company conducts its business through an UPREIT structure in which its properties are owned by Physicians Realty L.P., a Delaware limited partnership (the “operating partnership”), directly or through limited partnerships, limited liability companies or other subsidiaries. The Company is the sole general partner of the operating partnership and, as of March 31, 2021, owned approximately 97.4% of OP Units.

Investors are encouraged to visit the Investor Relations portion of the Company’s website (www.docreit.com) for additional information, including annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, press releases, supplemental information packages and investor presentations.

Forward-Looking Statements

This press release contains statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate”, “believe”, “expect”, “estimate”, “plan”, “outlook”, “continue”, “intend”, and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. These forward looking statements may include statements regarding the Company’s strategic and operational plans, the Company’s ability to generate internal and external growth, the future outlook, anticipated cash returns, cap rates or yields on properties, anticipated closing of property acquisitions, ability to execute its business plan, and the impact of the Coronavirus (COVID-19) pandemic on the Company’s business. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. Forward looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward looking statements are based on information available at the time those statements are made and/or management’s good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. These forward-looking statements are subject to various risks and uncertainties, not all of which are known to the Company and many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties are described in greater detail in the Company’s filings with the Securities and Exchange Commission (the “Commission”), including, without limitation, the Company’s annual and periodic reports and other documents filed with the Commission. Unless legally required, the Company disclaims any obligation to update any forward-looking statements after the date of this release, whether as a result of new information, future events or otherwise. For a discussion of factors that could impact the Company’s results, performance, or transactions, see Part I, Item 1A (Risk Factors) of the Company’s Annual Report on Form 10-K/A for the fiscal year ended December 31, 2020.

Source: Physicians Realty Trust

Physicians Realty Trust
Condensed Consolidated Statements of Income
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Revenues:
Rental revenues	$80,395	$77,870
Expense recoveries	27,560	24,876
Interest income on real estate loans and other	5,384	4,682
Total revenues	113,339	107,428
Expenses:
Interest expense	13,715	15,626
General and administrative	9,465	8,977
Operating expenses	33,934	30,963
Depreciation and amortization	37,976	36,747
Total expenses	95,090	92,313
Income before equity in loss of unconsolidated entities and loss on sale of investment property:	18,249	15,115
Equity in loss of unconsolidated entities	(420)	(155)
Loss on sale of investment property	(24)	—
Net income	17,805	14,960
Net income attributable to noncontrolling interests:
Operating Partnership	(459)	(404)
Partially owned properties (1)	(152)	(142)
Net income attributable to controlling interest	17,194	14,414
Preferred distributions	(13)	(317)
Net income attributable to common shareholders	$17,181	$14,097
Net income per share:
Basic	$0.08	$0.07
Diluted	$0.08	$0.07
Weighted average common shares:
Basic	210,529,698	196,211,728
Diluted	217,322,425	202,842,340

Dividends and distributions declared per common share	$0.23	$0.23
(1)Includes amounts attributable to redeemable noncontrolling interests.

Physicians Realty Trust
Condensed Consolidated Balance Sheets
(in thousands, except share and per share data)

	March 31,	December 31,
	2021	2020
ASSETS
Investment properties:
Land and improvements	$231,645	$231,621
Building and improvements	3,825,776	3,824,796
Tenant improvements	76,008	73,145
Acquired lease intangibles	405,601	406,935
	4,539,030	4,536,497
Accumulated depreciation	(721,456)	(687,554)
Net real estate property	3,817,574	3,848,943
Right-of-use lease assets, net	136,589	137,180
Real estate loans receivable, net	206,938	198,800
Investments in unconsolidated entities	75,537	77,755
Net real estate investments	4,236,638	4,262,678
Cash and cash equivalents	3,949	2,515
Tenant receivables, net	5,696	4,757
Other assets	124,612	144,000
Total assets	$4,370,895	$4,413,950
LIABILITIES AND EQUITY
Liabilities:
Credit facility	$402,827	$412,322
Notes payable	968,868	968,653
Mortgage debt	50,950	57,875
Accounts payable	2,658	7,007
Dividends and distributions payable	52,320	52,116
Accrued expenses and other liabilities	71,043	91,929
Lease liabilities	73,946	74,116
Acquired lease intangibles, net	6,319	6,641
Total liabilities	1,628,931	1,670,659

Redeemable noncontrolling interests - Series A Preferred Units (2020) and partially owned properties	6,733	28,289

Equity:
Common shares, $0.01 par value, 500,000,000 common shares authorized, 212,822,677 and 209,550,592 common shares issued and outstanding as of March 31, 2021 and December 31, 2020, respectively	2,128	2,096
Additional paid-in capital	3,356,415	3,303,231
Accumulated deficit	(689,769)	(658,171)
Accumulated other comprehensive loss	(5,062)	(5,859)
Total shareholders’ equity	2,663,712	2,641,297
Noncontrolling interests:
Operating Partnership	71,113	73,302
Partially owned properties	406	403
Total noncontrolling interests	71,519	73,705
Total equity	2,735,231	2,715,002
Total liabilities and equity	$4,370,895	$4,413,950

Physicians Realty Trust
Reconciliation of Non-GAAP Measures
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2021	2020
Net income	$17,805	$14,960
Earnings per share - diluted	$0.08	$0.07

Net income	$17,805	$14,960
Net income attributable to noncontrolling interests - partially owned properties	(152)	(142)
Preferred distributions	(13)	(317)
Depreciation and amortization expense	37,877	36,655
Depreciation and amortization expense - partially owned properties	(70)	(75)
Loss on sale of investment property	24	—
Proportionate share of unconsolidated joint venture adjustments	2,197	1,700
FFO applicable to common shares	$57,668	$52,781
Net change in fair value of derivative	—	(91)
Normalized FFO applicable to common shares	$57,668	$52,690

FFO per common share	$0.27	$0.26
Normalized FFO per common share	$0.27	$0.26

Normalized FFO applicable to common shares	$57,668	$52,690
Non-cash share compensation expense	3,707	2,996
Straight-line rent adjustments	(2,725)	(3,731)
Amortization of acquired above/below-market leases/assumed debt	864	889
Amortization of lease inducements	264	290
Amortization of deferred financing costs	581	599
TI/LC and recurring capital expenditures	(5,638)	(3,060)
Loan reserve adjustments	(47)	—
Proportionate share of unconsolidated joint venture adjustments	(211)	(187)
Normalized FAD applicable to common shares	$54,463	$50,486

Weighted average number of common shares outstanding	217,322,425	202,842,340

	Three Months Ended March 31,
	2021	2020
Net income	$17,805	$14,960
General and administrative	9,465	8,977
Depreciation and amortization expense	37,976	36,747
Interest expense	13,715	15,626
Net change in the fair value of derivative	—	(91)
Loss on sale of investment property	24	—
Proportionate share of unconsolidated joint venture adjustments	3,511	2,454
NOI	$82,496	$78,673

NOI	$82,496	$78,673
Straight-line rent adjustments	(2,725)	(3,731)
Amortization of acquired above/below-market leases	880	905
Amortization of lease inducements	264	290
Loan reserve adjustments	(47)	—
Proportionate share of unconsolidated joint venture adjustments	(171)	(165)
Cash NOI	$80,697	$75,972

Cash NOI	$80,697	$75,972
Assets not held for all periods	(2,049)	(566)
LTACH & Hospital Cash NOI	(4,336)	(3,822)
Lease termination fees	—	(180)
Interest income on real estate loans	(4,107)	(3,487)
Joint ventures and other income	(3,270)	(2,573)
MOB Same-Store Cash NOI	$66,935	$65,344

	Three Months Ended March 31,
	2021	2020
Net income	$17,805	$14,960
Depreciation and amortization expense	37,976	36,747
Interest expense	13,715	15,626
Loss on sale of investment property	24	—
Proportionate share of unconsolidated joint venture adjustments	3,482	2,426
EBITDAre	$73,002	$69,759
Non-cash share compensation expense	3,707	2,996
Non-cash changes in fair value	—	(91)
Pursuit costs	20	—
Non-cash intangible amortization	1,128	1,453
Pro forma adjustments for investment activity	6	(35)
Adjusted EBITDAre	$77,863	$74,082

This press release includes Funds From Operations (FFO), Normalized FFO, Normalized Funds Available For Distribution (FAD), Net Operating Income (NOI), Cash NOI, MOB Same-Store Cash NOI, Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate (EBITDAre) and Adjusted EBITDAre, which are non-GAAP financial measures. For purposes of the SEC’s Regulation G, a non-GAAP financial measure is a numerical measure of a company’s historical or future financial performance, financial position or cash flows that excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the most directly comparable financial measure calculated and presented in accordance with GAAP in the statement of operations, balance sheet or statement of cash flows (or equivalent statements) of the company, or includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the most directly comparable financial measure so calculated and presented. As used in this press release, GAAP refers to generally accepted accounting principles in the United States of America. Pursuant to the requirements of Regulation G, we have provided reconciliations of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

We believe that information regarding FFO is helpful to shareholders and potential investors because it facilitates an understanding of the operating performance of our properties without giving effect to real estate depreciation and amortization, which assumes that the value of real estate assets diminishes ratably over time. We calculate FFO in accordance with standards established by the National Association of Real Estate Investment Trusts (Nareit). Nareit defines FFO as net income or loss (computed in accordance with GAAP) before noncontrolling interests of holders of OP units, excluding preferred distributions, gains (or losses) on sales of depreciable operating property, impairment write-downs on depreciable assets, plus real estate related depreciation and amortization (excluding amortization of deferred financing costs). Our FFO computation includes our share of required adjustments from our unconsolidated joint ventures and may not be comparable to FFO reported by other REITs that do not compute FFO in accordance with the Nareit definition or that interpret the Nareit definition differently than we do. The GAAP measure that we believe to be most directly comparable to FFO, net income, includes depreciation and amortization expenses, gains or losses on property sales, impairments, and noncontrolling interests. In computing FFO, we eliminate these items because, in our view, they are not indicative of the results from the operations of our properties. To facilitate a clear understanding of our historical operating results, FFO should be examined in conjunction with net income (determined in accordance with GAAP) as presented in our financial statements. FFO does not represent cash generated from operating activities in accordance with GAAP, should not be considered to be an alternative to net income or loss (determined in accordance with GAAP) as a measure of our liquidity and is not indicative of funds available for our cash needs, including our ability to make cash distributions to shareholders.

We use Normalized FFO, which excludes from FFO net change in fair value of derivative financial instruments, acceleration of deferred financing costs, net change in fair value of contingent consideration, and other normalizing items. However, our use of the term Normalized FFO may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount. Normalized FFO should not be considered as an alternative to net income or loss (computed in accordance with GAAP), as an indicator of our financial performance or of cash flow from operating activities (computed in accordance with GAAP), or as an indicator of our liquidity, nor is it indicative of funds available to fund our cash needs, including our ability to make distributions. Normalized FFO should be reviewed in connection with other GAAP measurements.

We define Normalized FAD, a non-GAAP measure, which excludes from Normalized FFO non-cash share compensation expense, straight-line rent adjustments, amortization of acquired above-market or below-market leases and assumed debt, amortization of lease inducements, amortization of deferred financing costs, and loan reserve adjustments, including our share of all required adjustments from unconsolidated joint ventures. We also adjust for recurring capital expenditures related to tenant improvements and leasing commissions, and cash payments from seller master leases and rent abatement payments, including our share of all required adjustments for unconsolidated joint ventures. Other REITs or real estate companies may use different methodologies for calculating Normalized FAD, and accordingly, our computation may not be comparable to those reported by other REITs. Although our computation of Normalized FAD may not be comparable to that of other REITs, we believe Normalized FAD provides a meaningful supplemental measure of our performance due to its frequency of use by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. Normalized FAD should not be considered as an alternative to net income or loss attributable to controlling interest (computed in accordance with GAAP) or as an indicator of our financial performance. Normalized FAD should be reviewed in connection with other GAAP measurements.

NOI is a non-GAAP financial measure that is defined as net income or loss, computed in accordance with GAAP, generated from our total portfolio of properties and other investments before general and administrative expenses, depreciation and amortization expense, interest expense, net change in the fair value of derivative financial instruments, gain or loss on the sale of investment properties, and impairment losses, including our share of all required adjustments from our unconsolidated joint ventures. We believe that NOI provides an accurate measure of operating performance of our operating assets because NOI excludes certain items that are not associated with management of the properties. Our use of the term NOI may not be comparable to that of other real estate companies as they may have different methodologies for computing this amount.

Cash NOI is a non-GAAP financial measure which excludes from NOI straight-line rent adjustments, amortization of acquired above and below market leases, and other non-cash and normalizing items, including our share of all required adjustments from unconsolidated joint ventures. Other non-cash and normalizing items include items such as the amortization of lease inducements, loan reserve adjustments, payments received from seller master leases and rent abatements, and changes in fair value of contingent consideration. We believe that Cash NOI provides an accurate measure of the operating performance of our operating assets because it excludes certain items that are not associated with management of the properties. Additionally, we believe that Cash NOI is a widely accepted measure of comparative operating performance in the real estate community. Our use of the term Cash NOI may not be comparable to that of other real estate companies as such other companies may have different methodologies for computing this amount.

MOB Same-Store Cash NOI is a non-GAAP financial measure which excludes from Cash NOI assets not held for the entire preceding five quarters, non-MOB assets, and other normalizing items not specifically related to the same-store property portfolio. Management considers MOB Same-Store Cash NOI a supplemental measure because it allows investors, analysts, and Company management to measure unlevered property-level operating results. Our use of the term MOB Same-Store Cash NOI may not be comparable to that of other real estate companies, as such other companies may have different methodologies for computing this amount.

We calculate EBITDAre in accordance with standards established by Nareit and define EBITDAre as net income or loss computed in accordance with GAAP plus depreciation and amortization, interest expense, gain or loss on the sale of investment properties, and impairment loss, including our share of all required adjustments from unconsolidated joint ventures. We define Adjusted EBITDAre, which excludes from EBITDAre non-cash share compensation expense, non-cash changes in fair value, pursuit costs, non-cash intangible amortization, the pro forma impact of investment activity, and other normalizing items. We consider EBITDAre and Adjusted EBITDAre important measures because they provide additional information to allow management, investors, and our current and potential creditors to evaluate and compare our core operating results and our ability to service debt.